Exhibit 99.1
PRESS RELEASE
STELLAR BANCORP, INC. REPORTS
FIRST QUARTER 2023 RESULTS

HOUSTON, April 28, 2023 - Stellar Bancorp, Inc. (the “Company” or “Stellar”) (NASDAQ: STEL) today reported net income of $37.1 million and diluted earnings per share of $0.70 for the first quarter 2023 as compared to net income of $2.1 million and diluted earnings per share of $0.04 for the fourth quarter 2022. The results for the first quarter of 2023 and the fourth quarter of 2022 for Stellar reflect significant nonrecurring items related to the merger of equals (the “Merger”) between Allegiance Bancshares, Inc. (“Allegiance”) and CBTX, Inc. (“CBTX”), which became effective on October 1, 2022.

“We are pleased to present our results to start the year in what was a tumultuous quarter for the banking industry. We believe the resilience of our local and relationship-driven business model, combined with Stellar’s ongoing focus on capital, liquidity and credit, positions us well to manage through the challenges of the current environment and drive long-term value to our shareholders,” said Robert R. Franklin, Jr., Stellar’s Chief Executive Officer.

“During the first quarter we completed a number of strategic initiatives, including the conversion of technology systems in February and launching the Stellar Bank brand. We are so grateful for our team’s efforts and their shared commitment to serving our customers and supporting the communities where we live and work,” continued Mr. Franklin.

“Stellar is ready for the challenges and opportunities that lie ahead. Although the economy in our markets remain strong, we remain vigilant to changes impacting the economy and financing conditions. We are focused on maintaining strong credit, liquidity and capital while providing outstanding service to the markets that we serve. Our balance sheet is strong, and as the largest, locally-focused community bank in one of the best markets in the country, the long-term future is bright for Stellar,” concluded Mr. Franklin.

First Quarter 2023 Financial Highlights

•First quarter 2023 net income of $37.1 million and diluted earnings per share of $0.70 translated into an annualized return on average assets of 1.38% and an annualized return on average tangible equity of 19.32%(1).

•Pre-tax, pre-provision income for the first quarter 2023 was $50.7 million(1), representing an annualized pre-tax, pre-provision return on average assets of 1.89%(1) and an adjusted pre-tax, pre-provision income of $53.5 million(1), representing an annualized adjusted pre-tax, pre-provision return on average assets of 1.99%(1).

•Tax equivalent net interest margin was 4.80% for the first quarter of 2023 as compared to 4.71% in the fourth quarter of 2022. The tax equivalent net interest margin, excluding purchase accounting accretion, was 4.38%(1) for the first quarter of 2023 and the fourth quarter of 2022.

•Book value per share was $27.14 for the first quarter 2023 compared to $26.12 for the fourth quarter 2022. Tangible book value per share increased to $15.24(1) for the first quarter 2023 from $14.02(1) for the fourth quarter 2022. Equity to assets and tangible equity to tangible assets increased to 13.64% and 8.15%(1) for the first quarter 2023 from 12.69% and 7.24%(1) for the fourth quarter 2022, respectively.

Merger of Equals

The Merger was accounted for as a reverse acquisition using the acquisition method of accounting, with CBTX treated as the legal acquirer and Allegiance treated as the accounting acquirer for financial reporting purposes. Therefore, the historical financial statements of the Company prior to the Merger reflect the historical financial statement balances of Allegiance. In addition, the assets and liabilities of CBTX as of the date of the Merger were recorded at estimated fair value and added to those of Allegiance. The Company’s valuations of CBTX's assets and liabilities are preliminary and may be refined for up to a year from the date of the Merger. The Merger had a significant impact on all aspects of the Company's financial statements, and as a result, financial results after the Merger are not comparable to financial results
(1) Refer to page 9 for the calculation of this non-GAAP financial measure.

prior to the Merger. Results of operations reflect the combined operations following the Merger for the first quarter of 2023 and the fourth quarter 2022 and stand-alone Allegiance for all periods prior.

First Quarter 2023 Results

Stellar’s net interest income in the first quarter 2023 increased $213 thousand, or 0.2%, from $115.6 million for the fourth quarter 2022. The net interest margin on a tax equivalent basis increased 9 basis points to 4.80% for the first quarter 2023 from 4.71% for the fourth quarter 2022. The increase in the margin over the prior quarter was primarily due to higher purchase accounting adjustments (“PAA”) relating to the Merger and increases in interest rates. Net interest income for the first quarter of 2023 benefited from $10.1 million of income from purchase accounting adjustments compared to $8.2 million in the fourth quarter of 2022. Excluding purchase accounting adjustments, a non-GAAP measure on page 9, net interest income for the first quarter 2023 would have been $105.7 million and the tax equivalent net interest margin would have been 4.38%.

Noninterest income for the first quarter 2023 was $7.5 million, a decrease of $3.1 million, or 29.5%, compared to $10.6 million for the fourth quarter 2022. Noninterest income decreased in the first quarter of 2023 compared to the fourth quarter of 2022 primarily due to nonrecurring gains and losses on the sale of assets totaling $4.0 million recorded in the fourth quarter of 2022.

Noninterest expense for the first quarter 2023 decreased $7.0 million, or 8.8%, to $72.6 million compared to $79.6 million for the fourth quarter of 2022. The decrease in noninterest expense in the first quarter of 2023 compared to the fourth quarter of 2022 was primarily due to a decrease in acquisition and merger-related expenses which totaled $6.2 million for the first quarter of 2023 compared to $11.5 million in the fourth quarter of 2022.

Stellar’s efficiency ratio decreased to 58.96% for the first quarter 2023 from 65.14% for the fourth quarter 2022. First quarter 2023 annualized returns on average assets, average equity and average tangible equity were 1.38%, 10.62% and 19.32%, respectively, compared to 0.07%, 0.60% and 1.16%, respectively, for the fourth quarter 2022. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 9.

Financial Condition

Total loans at March 31, 2023 increased $131.3 million to $7.89 billion compared to $7.75 billion at December 31, 2022. At March 31, 2023, the remaining balance of the purchase accounting adjustments on loans was $144.0 million. Core loans, which exclude Paycheck Protection Program (PPP) loans, increased $133.4 million to $7.87 billion at March 31, 2023 from $7.74 billion at December 31, 2022.

Total deposits at March 31, 2023 decreased $528.8 million to $8.74 billion compared to $9.27 billion at December 31, 2022. The linked quarter change was primarily driven by seasonality, industry-wide pressures and the maintenance of pricing discipline in an intensely competitive market for deposits. Estimated uninsured deposits, excluding collateralized deposits, totaled $4.06 billion, or 46.4%, of total deposits as of March 31, 2023.

Total assets at March 31, 2023 were $10.60 billion, a decrease of $295.7 million, compared to $10.90 billion at December 31, 2022.

Asset Quality

Nonperforming assets totaled $43.5 million, or 0.41% of total assets, at March 31, 2023 compared to $45.0 million, or 0.41% of total assets, at December 31, 2022. The allowance for credit losses on loans as a percentage of total loans was 1.22% at March 31, 2023 and 1.20% at December 31, 2022.

The provision for credit losses for the first quarter 2023 was $3.7 million compared to $44.8 million for the fourth quarter 2022. The fourth quarter 2022 provision included a $28.2 million provision for credit losses on loans and a $5.0 million provision for unfunded commitments related to the Merger, along with a $7.6 million allowance for credit losses on purchased credit deteriorated loans acquired. First quarter 2023 net charge-offs were $192 thousand, or 0.01% (annualized) of average loans, compared to net charge-offs of $5.7 million, or 0.30% (annualized) of average loans, for the fourth quarter 2022. Fourth quarter net charge-offs included $4.6 million of charge-offs on loans sold during the fourth quarter 2022.

GAAP Reconciliation of Non-GAAP Financial Measures

Stellar’s management uses certain non-GAAP financial measures. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 9 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

As previously announced, Stellar’s management team will host a conference call and webcast on Friday, April 28, 2023 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to discuss first quarter 2023 results. Individuals and investment professionals may register for the conference call at https://register.vevent.com/register/BId04d2f9fb05141c3b5efe6b285a38874 to receive the dial-in numbers and unique PIN to access the call. If you need assistance in obtaining a dial-in number, please contact IR@stellarbancorpinc.com. A simultaneous audio-only webcast may be accessed via the Investor Relations section of Stellar’s website at https://ir.stellarbancorpinc.com/news-and-events/webcast-and-presentations. If you are unable to participate during the live webcast, the webcast will be accessible via the Investor Relations section of Stellar’s website at ir.stellarbancorpinc.com.

About Stellar Bancorp, Inc.

Stellar Bancorp, Inc. is a bank holding company headquartered in Houston, Texas. Stellar’s principal banking subsidiary, Stellar Bank, provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers across the Houston, Dallas, Beaumont and surrounding communities in Texas.

Investor relations
IR@stellarbancorpinc.com

Forward-Looking Statements

Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements about the benefits of the Merger, including future financial performance and operating results, the Company’s plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “scheduled,” “plans,” “intends,” “projects,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” “would,” or “continue” or negatives of such terms or other comparable terminology.

All forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Stellar to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: the risk that the cost savings and any revenue synergies from the Merger may not be fully realized or may take longer than anticipated to be realized; disruption to our business as a result of the Merger; the risk that the integration of our operations following the Merger will be materially delayed or will be more costly or difficult than we expected or that we are otherwise unable to successfully integrate our legacy businesses; the amount of the costs, fees, expenses and charges related to the Merger; reputational risk and the reaction of our customers, suppliers, employees or other business partners to the Merger; changes in the interest rate environment, the value of Stellar’s assets and obligations and the availability of capital and liquidity; general competitive, economic, political and market conditions; and other factors that may affect future results of Stellar including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; disruptions to the economy and the U.S. banking system caused by recent bank failures, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Texas Department of Banking and legislative and regulatory actions and reforms.

Additional factors which could affect the Company’s future results can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at https://www.sec.gov. We disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	2023	2022
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands)
ASSETS
Cash and due from banks	$99,231	$67,063	$16,449	$17,547	$26,629
Interest-bearing deposits at other financial institutions	164,102	304,642	102,118	275,290	672,755
Total cash and cash equivalents	263,333	371,705	118,567	292,837	699,384
Available for sale securities, at fair value	1,519,175	1,807,586	1,618,995	1,709,321	1,790,707
Loans held for investment	7,886,044	7,754,751	4,591,912	4,348,833	4,283,514
Less: allowance for credit losses on loans	(96,188)	(93,180)	(52,147)	(50,242)	(49,215)
Loans, net	7,789,856	7,661,571	4,539,765	4,298,591	4,234,299
Accrued interest receivable	42,405	44,743	29,697	29,882	31,505
Premises and equipment, net	124,723	126,803	57,837	58,482	62,168
Federal Home Loan Bank stock	19,676	15,058	16,843	4,078	9,376
Bank owned life insurance	103,616	103,094	28,305	28,170	28,374
Goodwill	497,260	497,260	223,642	223,642	223,642
Core deposit intangibles, net	136,665	143,525	12,406	13,156	13,907
Other assets	108,009	129,092	84,285	73,605	56,001
Total assets	$10,604,718	$10,900,437	$6,730,342	$6,731,764	$7,149,363

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing	$3,877,859	$4,230,169	$2,465,839	$2,394,719	$2,353,604
Interest-bearing
Demand	1,394,244	1,591,828	956,920	1,016,381	1,070,855
Money market and savings	2,401,840	2,575,923	1,471,690	1,510,008	1,552,853
Certificates and other time	1,064,932	869,712	766,270	959,524	1,185,015
Total interest-bearing deposits	4,861,016	5,037,463	3,194,880	3,485,913	3,808,723
Total deposits	8,738,875	9,267,632	5,660,719	5,880,632	6,162,327
Accrued interest payable	3,875	2,098	2,673	1,500	3,086
Borrowed funds	238,944	63,925	257,000	—	89,959
Subordinated debt	109,420	109,367	109,241	109,109	108,978
Other liabilities	67,388	74,239	44,407	35,194	33,073
Total liabilities	9,158,502	9,517,261	6,074,040	6,026,435	6,397,423
SHAREHOLDERS’ EQUITY:
Common stock	533	530	281	286	290
Capital surplus	1,225,596	1,222,761	511,434	524,033	532,372
Retained earnings	333,368	303,146	307,975	296,477	282,896
Accumulated other comprehensive loss	(113,281)	(143,261)	(163,388)	(115,467)	(63,618)
Total shareholders’ equity	1,446,216	1,383,176	656,302	705,329	751,940
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,604,718	$10,900,437	$6,730,342	$6,731,764	$7,149,363

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2023	2022
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$125,729	$116,145	$58,025	$53,835	$52,370
Securities:
Taxable	9,653	9,834	6,655	5,571	5,068
Tax-exempt	1,262	3,057	2,594	2,557	2,525
Deposits in other financial institutions	3,771	2,933	608	877	340
Total interest income	140,415	131,969	67,882	62,840	60,303

INTEREST EXPENSE:
Demand, money market and savings deposits	18,037	12,406	3,527	1,859	1,347
Certificates and other time deposits	3,307	2,083	1,664	1,922	2,156
Borrowed funds	1,317	417	499	114	186
Subordinated debt	1,927	1,449	1,502	1,463	1,442
Total interest expense	24,588	16,355	7,192	5,358	5,131
NET INTEREST INCOME	115,827	115,614	60,690	57,482	55,172
Provision for credit losses	3,666	44,793	1,962	2,143	1,814
Net interest income after provision for credit losses	112,161	70,821	58,728	55,339	53,358

NONINTEREST INCOME:
Nonsufficient funds fees	406	447	145	126	116
Service charges on deposit accounts	943	1,242	527	560	527
Gain (loss) on sale of assets	198	4,025	42	(17)	—
Bank owned life insurance	522	515	135	342	133
Debit card and ATM card income	1,698	1,897	869	880	819
Other	3,731	2,511	1,277	813	2,423
Total noninterest income	7,498	10,637	2,995	2,704	4,018

NONINTEREST EXPENSE:
Salaries and employee benefits	39,775	40,949	22,013	21,864	22,728
Net occupancy and equipment	4,088	3,781	2,129	2,220	2,205
Depreciation	1,836	1,903	1,003	1,012	1,033
Data processing and software amortization	5,054	3,776	2,541	2,522	2,498
Professional fees	1,527	2,298	485	662	138
Regulatory assessments and FDIC insurance	1,294	1,263	1,134	1,256	1,261
Amortization of intangibles	6,879	7,051	750	751	751
Communications	701	737	359	363	341
Advertising	839	1,130	385	483	462
Other real estate expense	272	152	93	65	59
Acquisition and merger-related expenses	6,165	11,469	10,551	1,667	451
Other	4,168	5,115	2,588	5,039	2,590
Total noninterest expense	72,598	79,624	44,031	37,904	34,517
INCOME BEFORE INCOME TAXES	47,061	1,834	17,692	20,139	22,859
Provision for income taxes	9,913	(218)	3,406	3,702	4,202
NET INCOME	$37,148	$2,052	$14,286	$16,437	$18,657

EARNINGS PER SHARE
Basic	$0.70	$0.04	$0.51	$0.57	$0.65
Diluted	$0.70	$0.04	$0.50	$0.56	$0.64

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2023	2022
	March 31	December 31	September 30	June 30	March 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$37,148	$2,052	$14,286	$16,437	$18,657

Earnings per share, basic	$0.70	$0.04	$0.51	$0.57	$0.65
Earnings per share, diluted	$0.70	$0.04	$0.50	$0.56	$0.64
Dividends per share	$0.13	$0.13	$0.10	$0.10	$0.10

Return on average assets(A)	1.38%	0.07%	0.84%	0.94%	1.04%
Return on average equity(A)	10.62%	0.60%	7.90%	8.86%	9.40%
Return on average tangible equity(A)(B)	19.32%	1.16%	11.78%	13.00%	13.35%
Net interest margin (tax equivalent)(A)(C)	4.80%	4.71%	3.85%	3.53%	3.30%
Net interest margin (tax equivalent) excluding PAA(A)(B)(C)	4.38%	4.38%	3.85%	3.52%	3.29%
Efficiency ratio(D)	58.96%	65.14%	69.18%	62.96%	58.32%

Capital Ratios
Stellar Bancorp, Inc. (consolidated)
Equity to assets	13.64%	12.69%	9.75%	10.48%	10.52%
Tangible equity to tangible assets(B)	8.15%	7.24%	6.47%	7.21%	7.44%
Estimated Common equity tier 1 capital	10.39%	10.04%	11.39%	12.06%	12.28%
Estimated Tier 1 risk-based capital	10.50%	10.15%	11.58%	12.26%	12.49%
Estimated Total risk-based capital	12.72%	12.39%	14.66%	15.47%	15.76%
Estimated Tier 1 leverage capital	9.01%	8.55%	9.00%	8.65%	8.37%
Stellar Bank
Estimated Common equity tier 1 capital	10.87%	10.46%	12.20%	12.51%	12.48%
Estimated Tier 1 risk-based capital	10.87%	10.46%	12.20%	12.51%	12.48%
Estimated Total risk-based capital	12.42%	12.02%	14.12%	14.50%	14.50%
Estimated Tier 1 leverage capital	9.35%	8.81%	9.49%	8.83%	8.37%

Other Data
Weighted average shares:
Basic	53,021	52,715	28,286	28,874	28,883
Diluted	53,138	52,973	28,529	29,120	29,114
Period end shares outstanding	53,296	52,955	28,137	28,586	28,904
Book value per share	$27.14	$26.12	$23.33	$24.67	$26.02
Tangible book value per share(B)	$15.24	$14.02	$14.94	$16.39	$17.80
Employees - full-time equivalents	1,055	1,025	562	578	586

(A)Interim periods annualized.
(B)Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 9 of this Earnings Release.
(C)Net interest margin represents net interest income divided by average interest-earning assets.
(D)Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for credit losses are not part of this calculation.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$7,847,011	$125,729	6.50%	$7,666,502	$116,145	6.01%	$4,231,507	$52,370	5.02%
Securities	1,604,011	10,915	2.76%	1,795,082	12,891	2.85%	1,835,618	7,593	1.68%
Deposits in other financial institutions	364,781	3,771	4.19%	354,117	2,933	3.29%	806,583	340	0.17%
Total interest-earning assets	9,815,803	$140,415	5.80%	9,815,701	$131,969	5.33%	6,873,708	$60,303	3.56%
Allowance for credit losses on loans	(93,331)			(88,150)			(48,343)
Noninterest-earning assets	1,160,061			1,218,458			432,133
Total assets	$10,882,533			$10,946,009			$7,257,498

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,650,273	$8,382	2.06%	$1,465,711	$5,422	1.47%	$1,071,010	$549	0.21%
Money market and savings deposits	2,490,889	9,655	1.57%	2,705,984	6,984	1.02%	1,584,373	798	0.20%
Certificates and other time deposits	861,595	3,307	1.56%	932,058	2,083	0.89%	1,245,180	2,156	0.70%
Borrowed funds	105,191	1,317	5.08%	37,824	417	4.37%	89,880	186	0.84%
Subordinated debt	109,415	1,927	7.14%	109,307	1,449	5.26%	108,913	1,442	5.37%
Total interest-bearing liabilities	5,217,363	$24,588	1.91%	5,250,884	$16,355	1.24%	4,099,356	$5,131	0.51%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	4,166,265			4,199,982			2,312,114
Other liabilities	80,823			147,205			41,324
Total liabilities	9,464,451			9,598,071			6,452,794
Shareholders' equity	1,418,082			1,347,938			804,704
Total liabilities and shareholders' equity	$10,882,533			$10,946,009			$7,257,498

Net interest rate spread			3.89%			4.09%			3.05%

Net interest income and margin		$115,827	4.79%		$115,614	4.67%		$55,172	3.26%

Net interest income and net interest margin (tax equivalent)		$116,119	4.80%		$116,574	4.71%		$55,922	3.30%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2023	2022
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$1,477,340	$1,455,795	$732,636	$727,068	$714,450
Paycheck Protection Program (PPP)	11,081	13,226	17,827	31,855	78,624
Real estate:
Commercial real estate (including multi-family residential)	4,014,609	3,931,480	2,407,039	2,265,155	2,197,502
Commercial real estate construction and land development	1,034,538	1,037,678	513,248	450,694	453,473
1-4 family residential (including home equity)	1,008,362	1,000,956	699,636	682,066	669,306
Residential construction	292,143	268,150	183,563	155,017	136,760
Consumer and other	47,971	47,466	37,963	36,978	33,399
Total loans held for investment	$7,886,044	$7,754,751	$4,591,912	$4,348,833	$4,283,514

Deposits:
Interest-bearing demand	$1,394,244	$1,591,828	$956,920	$1,016,381	$1,070,855
Money market and savings	2,401,840	2,575,923	1,471,690	1,510,008	1,552,853
Certificates and other time	1,064,932	869,712	766,270	959,524	1,185,015
Total interest-bearing deposits	4,861,016	5,037,463	3,194,880	3,485,913	3,808,723
Noninterest-bearing deposits	3,877,859	4,230,169	2,465,839	2,394,719	2,353,604
Total deposits	$8,738,875	$9,267,632	$5,660,719	$5,880,632	$6,162,327

Asset Quality:
Nonaccrual loans	$43,413	$45,048	$21,551	$28,225	$26,275
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	43,413	45,048	21,551	28,225	26,275
Other repossessed assets	124	—	—	—	—
Total nonperforming assets	$43,537	$45,048	$21,551	$28,225	$26,275

Net charge-offs (recoveries)	$192	$5,707	$(245)	$571	$317

Nonaccrual loans:
Commercial and industrial	$23,329	$25,402	$6,916	$9,145	$7,809
Real estate:
Commercial real estate (including multi-family residential)	9,026	9,970	10,392	14,409	15,259
Commercial real estate construction and land development	27	—	241	1,511	—
1-4 family residential (including home equity)	10,586	9,404	3,854	3,040	3,065
Residential construction	195	—	—	—	—
Consumer and other	250	272	148	120	142
Total nonaccrual loans	$43,413	$45,048	$21,551	$28,225	$26,275

Asset Quality Ratios:
Nonperforming assets to total assets	0.41%	0.41%	0.32%	0.42%	0.37%
Nonperforming loans to total loans	0.55%	0.58%	0.47%	0.65%	0.61%
Allowance for credit losses on loans to nonperforming loans	221.56%	206.85%	241.97%	178.01%	187.31%
Allowance for credit losses on loans to total loans	1.22%	1.20%	1.14%	1.16%	1.15%
Net charge-offs (recoveries) to average loans (annualized)	0.01%	0.30%	(0.02%)	0.05%	0.03%

Stellar Bancorp, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Stellar’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Stellar believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Stellar’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Stellar reviews pre-tax, pre-provision income, pre-tax pre-provision ROAA, adjusted pre-tax, pre-provision income, adjusted pre-tax, pre-provision ROAA, adjusted efficiency ratio, tangible book value per share, return on average tangible equity, tangible equity to tangible assets and net interest margin (tax equivalent) excluding PAA for internal planning and forecasting purposes. Stellar has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Stellar calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended
	2023	2022
	March 31	December 31	September 30	June 30	March 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$37,148	$2,052	$14,286	$16,437	$18,657
Add: Provision for credit losses	3,666	44,793	1,962	2,143	1,814
Add: Provision for income taxes	9,913	(218)	3,406	3,702	4,202
Pre-tax, pre-provision income	$50,727	$46,627	$19,654	$22,282	$24,673

Total average assets	$10,882,533	$10,946,009	$6,717,886	$7,019,299	$7,257,498

Pre-tax, pre-provision return on average assets(B)	1.89%	1.69%	1.16%	1.27%	1.38%

Pre-tax, pre-provision income	$50,727	$46,627	$19,654	$22,282	$24,673
Add: Acquisition and merger-related expenses	6,165	11,469	10,551	1,667	451
Add: Amortization of intangibles	6,879	7,051	750	751	751
Less: Purchase accounting accretion	10,104	8,160	40	77	93
Less: Gain (loss) on sale of assets	198	4,025	42	(17)	—
Adjusted pre-tax, pre-provision income	$53,469	$52,962	$30,873	$24,640	$25,782

Adjusted pre-tax, pre-provision return on average assets(B)	1.99%	1.92%	1.82%	1.41%	1.44%

Total noninterest expense	$72,598	$79,624	$44,031	$37,904	$34,517
Less: Acquisition and merger-related expenses	6,165	11,469	10,551	1,667	451
Less: Amortization of intangibles	6,879	7,051	750	751	751
Net interest income	115,827	115,614	60,690	57,482	55,172
Less: Purchase accounting accretion	10,104	8,160	40	77	93
Total noninterest income	7,498	10,637	2,995	2,704	4,018
Less: Gain (loss) on sale of assets	198	4,025	42	(17)	—
Adjusted efficiency ratio(A)	52.69%	53.57%	51.46%	59.02%	56.37%

Total shareholders' equity	$1,446,216	$1,383,176	$656,302	$705,329	$751,940
Less: Goodwill and core deposit intangibles, net	633,925	640,785	236,048	236,798	237,549
Tangible shareholders’ equity	$812,291	$742,391	$420,254	$468,531	$514,391

Shares outstanding at end of period	53,296	52,955	28,137	28,586	28,904

Tangible book value per share	$15.24	$14.02	$14.94	$16.39	$17.80

Average shareholders' equity	$1,418,082	$1,347,938	$717,436	$744,126	$804,704
Less: Average goodwill and core deposit intangibles, net	638,110	658,107	236,399	237,153	237,925
Average tangible shareholders’ equity	$779,972	$689,831	$481,037	$506,973	$566,779

Return on average tangible equity(B)	19.32%	1.18%	11.78%	13.00%	13.35%

Total assets	$10,604,718	$10,900,437	$6,730,342	$6,731,764	$7,149,363
Less: Goodwill and core deposit intangibles, net	633,925	640,785	236,048	236,798	237,549
Tangible assets	$9,970,793	$10,259,652	$6,494,294	$6,494,966	$6,911,814

Tangible equity to tangible assets	8.15%	7.24%	6.47%	7.21%	7.44%

Net interest income (tax equivalent)	$116,119	$116,574	$61,418	$58,238	$55,922
Less: Purchase accounting accretion	10,104	8,160	40	77	93
Adjusted net interest income (tax equivalent)	$106,015	$108,414	$61,378	$58,161	$55,829

Average earning assets	$9,815,803	$9,815,701	$6,325,984	$6,618,005	$6,873,708
Net interest margin (tax equivalent) excluding PAA	4.38%	4.38%	3.85%	3.52%	3.29%
(A)Represents total noninterest expense, excluding acquisition and merger-related expenses, core deposit intangibles amortization and write-downs on assets moved to held for sale, divided by the sum of net interest income, excluding purchase accounting adjustments plus noninterest income, excluding gains and losses on the sale of assets. Additionally, taxes and provision for credit losses are not part of this calculation.
(B)Interim periods annualized.